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                                                                     EXHIBIT 4.2


                                    EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY MORGENTHALER PARTNERS VII, L.P., AMPERSAND IV LIMITED PARTNERSHIP AND MOLEX INCORPORATED IN FAVOR OF WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION DATED AS OF OCTOBER 25, 2001 (THE "SUBORDINATION AGREEMENT").

                                 SHELDAHL, INC.

                                      NOTE

$_________                                                      October 25, 2001

         FOR VALUE RECEIVED, Sheldahl, Inc., a Minnesota corporation (the "Company"), hereby promises to pay to the order of ___________________, a Delaware limited partnership (the "Holder"), the principal sum of _______________ ______________________________________ ($_________), on the
Maturity Date (as defined in the Purchase Agreement referred to below) together with interest (computed on the basis of a 360 day year, so that 1/360th of the annualized interest will accrue for each day that principal is outstanding) from the date hereof until the date the unpaid balance of this Note and all amounts payable in connection herewith have been paid to the Holder in full at the rate of interest set forth in the Purchase Agreement. Accrued interest shall be paid quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning January 1, 2002. To the extent the Subordination Agreement prohibits the Company from paying accrued interest, such accrued interest shall continue to accrue until, and shall be payable at, such time as the Subordination Agreement or any subordination agreement entered into by the Holder with any other senior lender does not prohibit such payment. To the extent that any such subordination agreement prohibits the payment of accrued interest, such non-payment shall not be deemed a default in the Company's obligations hereunder.

         Payments of principal of, interest on and fees in connection with this Note are to be made in lawful money of the United States of America as provided in the Purchase Agreement. All amounts payable in connection herewith shall be paid in cash. Payments



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shall be made to the Holder at such place and by such means as provided in the
Purchase Agreement.

         This Note is one of the notes issued pursuant to a Subordinated Notes and Warrant Purchase Agreement, dated as of October 25, 2001 (as from time to time amended, the "Purchase Agreement"), among the Company, as issuer, and the Purchasers signatory thereto.

         This Note is entitled to the benefits of, and evidences obligations incurred under, the Purchase Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions relating to prepayment and repayment of the obligations evidenced hereby. This Note may be subject to redemption prior to the Maturity Date, as provided in the Purchase Agreement.

         In case an Event of Default (as defined in the Purchase Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Purchase Agreement.

         The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE GOVERNED AND CONSTRUED UNDER THE LAWS OF THE STATE OF MINNESOTA.


                                           SHELDAHL, INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title: